As filed with the Securities and Exchange Commission on
                                November 26, 2003
                              Registration No. 333-
                                  -----------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ABSS CORP.
               (Exact name of issuer as specified in its charter)

        Delaware                                               73-1215433
 (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                         Identification No.)

         385 Freeport, #1, Sparks, NV                            89431
  (Address of Principal Executive Offices)                   (Zip Code)

                      Consulting Shares Issued For Services
                            (Full title of the Plan)

                               Alan Lew, President
                               ABSS Corp.
                            385 Freeport, #1
                           Sparks, NV 89431

                                (917)981-4569
                    (Name and address of agent for service)



          (Former Name or Former Address, if Changed Since Last Report)


                                   copies to:
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                               Freehold, NJ 07728
                                 (732) 409-1212

Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

  CALCULATION OF REGISTRATION FEE

                                             Proposed          Proposed
  Title of                                   maximum           maximum
  securities            Amount               Offering          aggregate     Amount of
  to be                 to be                price per         offering      registration
  registered            registered(3)(4)     share(1)(2)       price         fee (1)
  ----------            ----------           -----------       -----         -------
  Common Stock,         3,750,000            $.15              $562,500      $51.75
  $.001 par value

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of our Common Stock on November 25, 2003 a date within five(5) days prior to the date of filing of this registration statement, as reported by the OTC Electronic Bulletin Board.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Represents the maximum number of shares that may be issued under above named consulting agreements.

(4) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference         X Yes            No

                                     PART II

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement and made a part hereof:

(a) Our quarterly reports on Form 10Q-SB filed on November 14, 2003, August 13, 2003 and May 13, 2003.

(b) Our annual report on Form 10-KSB for the year ended December 31, 2002 filed pursuant to Section 15(d) of the Exchange Act of 1934, as amended or the 1934 Act.

(c) All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after today's date and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

Richard I. Anslow and Gregg E. Jaclin, partners of Anslow & Jaclin, LLP, our attorneys, will be receiving an aggregate of 250,000 shares of our common stock pursuant to this registration statement.

Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Delaware law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Number Description

4.1  Consulting Agreement dated September 2, 2003 between Ed Wong and us.

4.2  Consulting Agreement dated September 2, 2003 between Alex Soong and us.

4.3  Consulting Agreement dated September 2, 2003 between Sonya Fukuda and us.

4.4 Consulting Agreement dated November 24, 2003 between Anslow & Jaclin, LLP and us.

5.1  Consent and Opinion of Anslow & Jaclin, LLP.

23.1 Consent of Sellers and Anderson, LLC

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by
Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each employee.

(7) To transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as our stockholders, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Sparks, State of Nevada, on November 26, 2003.

                           ABSS CORP.

                           By:   /s/ Alan Lew
                                ----------------------------
                                ALAN LEW
                                President and Director


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                                  Date

By:/s/ Alan Lew                             November 26, 2003
----------------------------
Alan Lew
President and Director

By: /s/ Aaron Etra                          November 26, 2003
----------------------------
Aaron Etra
Director

By: /s/ Andre Todd                          November 26, 2003
----------------------------
Andre Todd
Director